UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2020

MIMECAST LIMITED

(Exact name of Registrant as Specified in Its Charter)

Bailiwick of Jersey	001-37637	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Finsbury Avenue London EC2M 2PF United Kingdom	EC2M 2PF
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 996-5340

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Ordinary Shares, nominal value $0.012 per share	MIME	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On July 30, 2020, Mimecast Limited, a corporation organized under the laws of the Bailiwick of Jersey (the “Company”), issued a press release announcing that its wholly owned subsidiary, Mimecast North America, Inc. (“MCNA”), on July 29, 2020, had acquired 100% of the outstanding equity of eTorch Inc (d/b/a MessageControl), a company incorporated under the laws of the State of Delaware (“MessageControl”). Pursuant to the terms of an Agreement and Plan of Merger, dated as of July 22, 2020, by and among MCNA, Cobb Acquisition Sub Inc. (“Merger Sub”), MessageControl, and Mark Grazman, as Stockholder Representative, Merger Sub merged with and into MessageControl, with MessageControl continuing as the surviving corporation (the “Acquisition”). As a result of the Acquisition, MessageControl became a wholly owned indirect subsidiary of the Company. Terms of the Acquisition were not disclosed.

The full text of the press release issued by the Company on July 30, 2020, in connection with the Acquisition is filed as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of Mimecast Limited dated July 30, 2020, entitled “Mimecast Acquires MessageControl.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mimecast Limited

Date: July 30, 2020	By:	/s/ Robert P. Nault
Robert P. Nault
Senior Vice President and General Counsel

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